SUPPLEMENT NO. 1

TO

TRUST INDENTURE

        THIS SUPPLEMENT NO. 1 (“Supplement No. 1”), dated as of January ___, 2001 (the “Effective Date”), to that certain Trust Indenture dated as of December 15, 1999 (the Indenture”) is by and between BANKERS TRUST COMPANY, a national banking association, as indenture trustee (the “Indenture Trustee”), and ENSCO OFFSHORE COMPANY (the “Shipowner”, and together with the Indenture Trustee, the “Parties”).

        WHEREAS, on December 15, 1999, the Shipowner executed the Indenture, and issued thereunder a Floating Rate Note designated “United States Government Guaranteed Ship Financing Note, 1999 Series” with a maximum principal amount of $194,855,000;

        WHEREAS, Article Third of the Special Provisions of the Indenture provides that the Shipowner may redeem or repay the Floating Rate Note, in whole, on a Redemption Date designated by the Shipowner, from the proceeds of the issuance of one or more Bonds;

        WHEREAS the Parties wish to amend the Indenture in order to provide for the complete redemption of the Floating Rate Note and for the escrow funding contemplated by Section 2.03 hereof, by the issuance of a Bond in the amount of $190,000,000, and to amend a definition thereunder.

        NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE FIRST

        Section 1.01. Schedule A. Schedule A to the Indenture is hereby amended by amending the following definitions:

        “Make Whole Premium” means, with respect to any optional redemption of a Bond, the amount which the Indenture Trustee determines on the second Business Day prior to such Redemption Date is equal to the excess, if any, of (i) the sum of the respective Payment Values (as defined below) of each “Prospective Payment” (as defined below) over (ii) 100% of the aggregate principal amount being redeemed on such date. “Redemption” means, with respect to the redemption of Bonds, the repayment or prepayment of Bonds, as applicable.

        All other capitalized terms used herein have the meanings set forth in Schedule A to the Indenture, as amended.

ARTICLE SECOND

        The Indenture shall be amended as follows:

        Section 2.01. The Obligations. Article Second (a) of the Special Provisions of the Indenture is restated in its entirety as follows:

(a) The Obligations issued hereunder shall be designated “United States Government Guaranteed Ship Financing Bonds, 7500 Series”, and shall be in the form of Exhibit 2B to this Indenture; and, the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed One Hundred Ninety Million United States Dollars ($190,000,000), and shall mature and bear interest and have such other terms and provisions as set forth therein.

        Section 2.02. Cancellation of Floating Rate Note. On the Effective Date, the Floating Rate Note issued on December 15, 1999 shall be marked to show its cancellation upon repayment of the outstanding amount thereunder.

        Section 2.03. Issuance of Bond. On and after the Effective Date, the Shipowner shall issue and deliver to the Trustee on behalf of the Holder thereof a single Bond in accordance with the Indenture in the form of Exhibit 2B to the Indenture.

        Except as so amended, the provisions of the Indenture are hereby confirmed, and shall remain in full force and effect.

        This Supplement No. 1 to the Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by any other party to this transaction, the provisions of the original held by the Secretary shall prevail.

        IN WITNESS WHEREOF, this Supplement No. 1 to the Indenture has been duly executed by the Parties as of the day and year first above written.

ENSCO OFFSHORE COMPANY
ATTEST:
By:
Name:
Title:

Assistant Secretary/Secretary

BANKERS TRUST COMPANY, solely in its capacity as Indenture Trustee
ATTEST:
By:
Name:
Title:

Vice President

CONSENT:

         Pursuant to Section 10.05 of the General Provisions Incorporated into the Trust Indenture by Reference attached as Exhibit 1 to the Trust Indenture, the Secretary hereby consents to this Supplement No. 1 to the Trust Indenture.

ATTEST:	UNITED STATES OF AMERICA SECRETARY OF TRANSPORTATION BY: MARITIME ADMINISTRATION By: Secretary Maritime Administration